Exhibit 99.4
CCMP Capital Announcement — March 8, 2010
Employee/Manager Talking Points
for internal use only — Final
•	Good news to share — we’re announcing a new chapter in the Infogroup story.

•	This morning, we announced that Infogroup has agreed to be acquired by CCMP Capital (CCMP) in a transaction with a total value of approximately $635 million. Upon completion of the transaction, Infogroup will be a private company. This decision has the full support of our management team and Board of Directors.

•	The transaction is anticipated to close early this summer, subject to the approval of Infogroup shareholders, customary closing conditions and regulatory approvals.

•	Transitioning from a public to a private Company brings many benefits to our clients, shareholders and employees.

•	For you, our employees, the merger will allow us greater stability, focus and flexibility to make the strategic, long-term investments that are needed to advance our leadership position and continue to provide innovative solutions that drive competitive advantage for our clients.

•	We will continue to grow the core business, expand product solution offerings, invest in our employees and technology and expand our global reach.

•	CCMP, a premier global firm in the private equity market, is known for their client focus and has a strong track record in successfully growing other companies in media, consumer, retail and other specific industries

•	We are confident that our new ownership will ensure our long-term success, and that employees and clients will reap the full benefit of our scale, scope, skills and global presence as a result.

•	Again, while this is a significant development for Infogroup, it is “business as usual” and we need to continue to take care of our clients.

•	CCMP has invested in Infogroup’s vision, employees and plans we started several months ago for moving our business ahead. The transition should be seamless and transparent.

•	In the meantime, we ask that you remain committed to delivering outstanding service to our clients. That is the single most important contribution you can make to our business as we continue to shape the new Infogroup.

•	We will keep you posted on any further announcements but again, thank you for all you do.

•	If you have any questions or want to provide Bill and the Management Team any feedback, be sure and visit the InfoNET and submit those questions.

•	Thanks again.
Additional Information and Where to Find It
Infogroup plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Omaha Acquisition Inc., pursuant to which Infogroup would be acquired by Omaha Holdco Inc. (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Infogroup through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127.
Infogroup and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Infogroup in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Infogroup’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on September 30, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127, or by going to Infogroup’s Investor Relations page and choosing the Financial Information link, on the Infogroup corporate web site at www.Infogroup.com.
Note on Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated benefits of the proposed Transaction and the expected closing of the proposed Transaction. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Transaction, satisfaction of closing conditions precedent to the consummation of the proposed Transaction, the expected timing of completion of the proposed Transaction, and such other risks as identified in Infogroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 26, 2010, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Infogroup assumes no obligation to update any forward-looking statement contained in this document.